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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 9, 2002
(Date of Report; Date of Earliest Event Reported)

American Residential Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-13485	33-0741174
(Commission File Number)	(IRS Employer Identification No.)
445 Marine View Drive, Suite 230, Del Mar, California	92014
(address of principal executive offices)	(Zip Code)
(858) 350-5000 (Registrant's telephone number, including area code)

Item 5.  Other Events

    On December 20, 2001, American Residential Investment Trust, Inc. (the "Company") entered into the following agreements and simultaneously closed the transactions contemplated thereby: (i) the Termination and Release Agreement (the "Termination Agreement"), by and among the Company, Home Asset Management Corp., a Delaware corporation ("HAMCO"), MDC REIT Holdings, L.L.C., a Delaware limited liability company ("Holdings"), TCW/Crescent Mezzanine Partners, L.P., TCW/Crescent Mezzanine Trust, TCW/Crescent Mezzanine Investment Partners, L.P., Crescent/Mach I Partners, L.P. and TCW Shared Opportunity Fund II, L.P. (collectively, the "TCW Entities"), (ii) Amendment No. 1 to the Securities Purchase Agreement, by and among the Company, HAMCO, Holdings and the TCW Entities, (iii) Amendment No. 1 to the Registration Rights Agreement, by and among the Company and the Holders (as such term is defined therein), and (iv) the Voting Agreement, by and among the Company, HAMCO, Holdings and John M. Robbins, Jr.

    Pursuant to the Termination Agreement, the Company paid HAMCO $10,000,000 in exchange for (i) the termination of that certain Management Agreement, dated as of February 11, 1997 and as amended August 1997, (ii) the removal of the Company as a party from that certain Securities Purchase Agreement, dated as of February 11, 1997, and (iii) certain additional obligations of HAMCO, Holdings and the TCW Entities.

    Attached hereto as Exhibit 99.1 is the press release dated January 8, 2002.

Item 7.  Exhibits.

  (a)
  Financial statements of business acquired.

    Not applicable.

  (b)
  Pro forma financial information.

    Not applicable.

  (c)
  Exhibits.

Exhibit No.	Description
9.1	The Voting Agreement, dated as of December 20, 2001.
10.17	The Termination and Release Agreement, dated as of December 20, 2001.
10.18	Amendment No. 1 to the Securities Purchase Agreement, dated as of December 20, 2001.
10.19	Amendment No. 1 to the Registration Rights Agreement, dated as of December 20, 2001.
99.1	Press Release, dated January 8, 2002.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
Date: January 9, 2002	By:	/s/ JUDITH A. BERRY Judith A. Berry Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
9.1	The Voting Agreement, dated as of December 20, 2001.
10.17	The Termination and Release Agreement, dated as of December 20, 2001.
10.18	Amendment No. 1 to the Securities Purchase Agreement, dated as of December 20, 2001.
10.19	Amendment No. 1 to the Registration Rights Agreement, dated as of December 20, 2001.
99.1	Press Release, dated January 8, 2002.

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  Item 5. Other Events
  Item 7. Exhibits.
SIGNATURES
EXHIBIT INDEX